UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                       -----------------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: June 12, 2002



                                   VALERO L.P.
                Organized under the laws of the State of Delaware

                         Commission File Number 1-16417

                    IRS Employer Identification No.74-2958817


                                One Valero Place
                            San Antonio, Texas 78212
                         Telephone number (210) 370-2000

ITEM 5.  Other Events

We are filing the consolidated balance sheet of Riverwalk Logistics, L.P. and subsidiaries as of December 31, 2001, which is included herein as Exhibit 99.1 to this Form 8-K. Riverwalk Logistics, L.P. is the general partner of Valero L.P.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial information and financial statements.

The following financial statement is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Audited Consolidated and Combined Balance Sheet of Riverwalk Logistics, L.P. and subsidiaries as of December 31, 2001 and related notes.

(b) Pro forma financial information.

None

(c) Exhibits.

         Exhibit No. and Description of Exhibit

         23.1  Consent of Independent Public Accountants, dated June 11, 2002.

         99.1  Financial   Statements   of   Riverwalk   Logistics,   L.P.   and
                subsidiaries as of December 31, 2001

         99.2 Required letter to Securities and Exchange Commission under Temporary Note 3T.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Valero L.P. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Valero L.P.
                              By: Riverwalk Logistics, L.P., its general partner
                                    By: Valero GP, LLC, its general partner


                              By: /s/ Todd Walker
                                  ----------------------------------------------
                              Todd Walker
                              Secretary


Dated:  June 12, 2002

                                  EXHIBIT INDEX


     23.1 Consent of Independent Public Accountants, dated June 11, 2002.

     99.1 The following financial information of Riverwalk Logistics, L.P. and subsidiaries is included in Exhibit 99.1 of this Form 8-K dated June 12, 2002:

          o    Report of Independent Public Accountants
          o    Consolidated and Combined Balance Sheet as of December 31, 2001
          o    Notes to Consolidated and Combined Balance Sheet

     99.2 Required Letter to Securities and Exchange  Commission under Temporary
          Note 3T.

                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 8-K, into the Valero L.P. and Valero Logistics Operations, L.P. previously filed Registration Statement on Form S-3 (File No. 333-89978) and Valero L.P.'s previously filed Registration Statements on Form S-8 (File Nos. 333-81806 and 333-88264).



                                                         /s/ ARTHUR ANDERSEN LLP

San Antonio, Texas
June 11, 2002

                                                                    EXHIBIT 99.1


                    Report of Independent Public Accountants


To the Board of Directors of Valero GP, LLC:

We have audited the accompanying consolidated and combined balance sheet of Riverwalk Logistics, L.P. and subsidiaries (a Delaware limited partnership) as of December 31, 2001. The consolidated and combined balance sheet is the responsibility of the Partnership's management. Our responsibility is to express an opinion on the consolidated and combined balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated and combined balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated and combined balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated and combined balance sheet referred to above presents fairly, in all material respects, the financial position of Riverwalk Logistics, L.P. and subsidiaries as of December 31, 2001 in conformity with accounting principles generally accepted in the United States.


                                                         /s/ ARTHUR ANDERSEN LLP

San Antonio, Texas
May 14, 2002 (except with respect to
the matter discussed in the third
item of Note 17, as to which the
date is June 7, 2002)

                   RIVERWALK LOGISTICS, L.P. AND SUBSIDIARIES
                     CONSOLIDATED AND COMBINED BALANCE SHEET
                                 (in thousands)

                                                                    December 31,
                                                                        2001
                                                                        ----
                                    Assets
  Current assets:
     Cash and cash equivalents....................................   $   7,797
     Receivable from parent.......................................       6,292
     Accounts receivable..........................................       2,855
                                                                       -------
        Total current assets......................................      16,944
                                                                       -------

  Property, plant and equipment...................................     470,401
  Less accumulated depreciation and amortization..................    (121,389)
                                                                       -------
     Property, plant and equipment, net...........................     349,012
  Goodwill, net...................................................       4,715
  Investment in affiliate.........................................      16,492
  Other noncurrent assets, net....................................         384
                                                                       -------
      Total assets................................................   $ 387,547
                                                                       =======

                       Liabilities and Partners' Equity
  Current liabilities:
     Current portion of long-term debt............................   $     462
     Accounts payable and accrued liabilities.....................       4,215
     Taxes other than income taxes................................       1,894
                                                                       -------
        Total current liabilities.................................       6,571

  Long-term debt, less current portion............................      25,660
  Other long-term liabilities.....................................           2
  Deferred income tax liabilities.................................      13,147
  Commitments and contingencies
  Minority interest in Valero L.P. held by the public.............     115,657
  Minority interest in Valero L.P. held by UDS Logistics, LLC
    and net parent investment in the Wichita Falls Business.......     220,678

  Partners' equity:
     Limited partner equity held by UDS Logistics, LLC............       5,826
     General partner equity held by Valero GP, LLC................           6
                                                                       -------
       Total partners' equity.....................................       5,832
                                                                       -------
       Total liabilities and partners' equity.....................   $ 387,547
                                                                       =======

       See accompanying notes to consolidated and combined balance sheet.

                    RIVERWALK LOGISTICS, L.P. AND SUBSIDIARIES
                NOTES TO CONSOLIDATED AND COMBINED BALANCE SHEET


NOTE 1: Organization

Riverwalk Logistics, L.P. (Riverwalk Logistics) is a Delaware limited partnership formed on June 5, 2000 to become the general partner of Valero L.P. (formerly Shamrock Logistics, L.P.) and Valero Logistics Operations, L.P. (formerly Shamrock Logistics Operations, L.P.). The general partner of Riverwalk Logistics is Valero GP, LLC (formerly Shamrock Logistics GP, LLC) and the limited partner is UDS Logistics, LLC. Both Valero GP, LLC and UDS Logistics, LLC are indirect wholly owned subsidiaries of Valero Energy Corporation (Valero Energy).

Valero L.P., a Delaware limited partnership and majority-owned subsidiary of Valero Energy, was formed to ultimately acquire Valero Logistics Operations, L.P. (Valero Logistics Operations).

Valero Logistics Operations, a Delaware limited partnership and a subsidiary of Valero L.P., was formed to operate the crude oil and refined product pipeline, terminalling and storage assets of the Ultramar Diamond Shamrock Logistics Business.

Valero L.P. owns and operates most of the crude oil and refined product pipeline, terminalling and storage assets located in Texas, Oklahoma, New Mexico and Colorado that support Valero Energy's McKee, Three Rivers and Ardmore refineries located in Texas and Oklahoma.

Valero Energy is an independent refining and marketing company. Prior to the acquisition of Ultramar Diamond Shamrock Corporation (UDS) on December 31, 2001, Valero Energy owned and operated six refineries in Texas (3), California, Louisiana and New Jersey with a combined throughput capacity of more than 1,100,000 barrels per day. Valero Energy produces premium, environmentally clean products such as reformulated gasoline, low-sulfur diesel fuel and oxygenates and gasoline meeting specifications of the California Air Resources Board
(CARB). Valero Energy also produces conventional gasoline, distillates, jet fuel, asphalt and petrochemicals and markets its products through an extensive wholesale bulk and rack marketing network, and through branded retail and other retail distributor locations.

UDS was an independent refiner and retailer of refined products and convenience store merchandise in the central, southwest and northeast regions of the United States and eastern Canada. UDS owned and operated seven refineries located in Texas (2), California (2), Oklahoma, Colorado and Quebec, Canada and marketed its products through a network of approximately 4,500 convenience stores and 86 cardlock stations. In the northeast United States and in eastern Canada, UDS sold, on a retail basis, home heating oil to approximately 250,000 households.

Valero Energy's refining operations include various logistics assets (pipelines, terminals, marine dock facilities, bulk storage facilities, refinery delivery racks, rail car loading equipment and shipping and trucking operations) that support the refining and retail operations. A portion of the logistics assets consists of crude oil and refined product pipelines, refined product terminals and crude oil storage facilities located in Texas, Oklahoma, New Mexico and Colorado that support the McKee, Three Rivers and Ardmore refineries located in Texas and Oklahoma. These pipeline, terminalling and storage assets transport crude oil and other feedstocks to the refineries and transport refined products from the refineries to terminals for further distribution. Valero Energy markets the refined products produced by these refineries primarily in Texas, Oklahoma, Colorado, New Mexico and Arizona through a network of approximately 2,700 company-operated and dealer-operated convenience stores, as well as through other wholesale and spot market sales and exchange agreements.

As used in this financial statement, the term "Partnership" may refer, depending on the context, to Riverwalk Logistics, Valero L.P. or Valero Logistics Operations or a combination of them.

                   RIVERWALK LOGISTICS, L.P. AND SUBSIDIARIES
         NOTES TO CONSOLIDATED AND COMBINED BALANCE SHEET - (Continued)

Reorganization Related to the Wichita Falls Business

On February 1, 2002, Valero L.P. acquired the Wichita Falls Crude Oil Pipeline and Storage Business (the Wichita Falls Business) (except for certain retained liabilities) from Valero Energy for $64,000,000. The Wichita Falls Business owns and operates the Wichita Falls to McKee crude oil pipeline and the Wichita Falls crude oil storage facility, which Valero L.P. had an option to purchase pursuant to the Omnibus Agreement between Valero L.P. and UDS.

On December 31, 2001, Valero Energy acquired UDS, including the Wichita Falls Business and the 73.6% ownership interest in Valero L.P. held by subsidiaries of UDS, including Riverwalk Logistics, in a purchase business combination. As a result of Valero Energy's acquisition of UDS, Valero Energy became the controlling owner of the Wichita Falls Business, Valero L.P. and Riverwalk Logistics on December 31, 2001.

Because of Valero L.P.'s affiliate relationship with the Wichita Falls Business, the acquisition of the Wichita Falls Business by Valero L.P. on February 1, 2002 constituted a transaction between entities under common control and, as such, was accounted for as a reorganization of entities under common control. Accordingly, the acquisition was recorded at Valero Energy's historical net book value related to the Wichita Falls Business, which approximated fair value as a result of Valero Energy's acquisition of UDS on December 31, 2001. The consolidated and combined balance sheet and notes thereto of Riverwalk Logistics and subsidiaries as of December 31, 2001 include the Wichita Falls Business effective December 31, 2001.

Acquisition of UDS by Valero Energy

On May 7, 2001, UDS announced that it had entered into an Agreement and Plan of Merger (the acquisition agreement) with Valero Energy whereby UDS agreed to be acquired by Valero Energy for total consideration of approximately $4.3 billion. In September 2001, the board of directors and shareholders of both UDS and Valero Energy approved the acquisition and, on December 31, 2001, Valero Energy completed its acquisition of UDS. Under the acquisition agreement, UDS shareholders received, for each share of UDS common stock they held, at their election, cash, Valero Energy common stock or a combination of cash and Valero Energy common stock, having a value equal to the sum of $27.50 plus 0.614 shares of Valero Energy common stock valued at $35.78 per share (based on the average closing Valero Energy common stock price over a ten trading-day period ending three days prior to December 31, 2001).

Shamrock Logistics, L.P. (Shamrock Logistics) and Shamrock Logistics Operations, L.P. (Shamrock Logistics Operations) were both subsidiaries of UDS. On December 31, 2001, upon Valero Energy's acquisition of UDS, Valero Energy assumed UDS' ownership of Riverwalk Logistics, Shamrock Logistics and Shamrock Logistics Operations. Effective January 1, 2002, Shamrock Logistics was renamed Valero L.P. and its trading symbol on the NYSE was changed from "UDL" to "VLI." Also, effective January 1, 2002, Shamrock Logistics Operations was renamed Valero Logistics Operations. In addition, Valero Energy became the obligor under the various agreements between UDS and the Partnership, including the Services Agreement, the Pipelines and Terminals Usage Agreement and the environmental indemnification.

Reorganizations and Initial Public Offering

Prior to July 1, 2000, the pipeline, terminalling and storage assets included in this consolidated and combined balance sheet were referred to as the Ultramar Diamond Shamrock Logistics Business as if it had existed as a single separate entity from UDS. UDS formed Valero Logistics Operations to assume ownership of and to operate the assets of the Ultramar Diamond Shamrock Logistics Business. Effective July 1, 2000, UDS transferred the crude oil and refined product pipelines, terminalling and storage assets and certain liabilities of the Ultramar Diamond Shamrock Logistics Business to Valero Logistics Operations. The transfer of assets and certain liabilities to Valero Logistics Operations represented a reorganization of entities under common control and was recorded at historical cost.

                   RIVERWALK LOGISTICS, L.P. AND SUBSIDIARIES
         NOTES TO CONSOLIDATED AND COMBINED BALANCE SHEET - (Continued)

Effective with the closing of an initial public offering of common units of Valero L.P. on April 16, 2001, the ownership of Valero Logistics Operations held by various subsidiaries of UDS was transferred to Valero L.P. in exchange for ownership interests (common and subordinated units) in Valero L.P. This transfer also represented a reorganization of entities under common control and was recorded at historical cost.

The financial statement presented herein represents the consolidated and combined balance sheet of Riverwalk Logistics, Valero L.P., Valero Logistics Operations, and the Wichita Falls Business. This consolidated and combined financial statement presentation more clearly reflects the Partnership's financial position as a result of the recent reorganizations of entities under common control.

Operations

The Partnership's operations include interstate pipelines, which are subject to regulation by the Federal Energy Regulatory Commission (FERC) and intrastate pipelines, which are subject to regulation by either the Texas Railroad Commission, the Oklahoma Public Utility Commission or the Colorado Public Utility Commission, depending on the location of the pipeline. These regulations include rate regulations, which govern the tariff rates charged to pipeline customers for transportation through a pipeline. Tariff rates for each pipeline are required to be filed with the respective commission upon completion of a pipeline and when a tariff rate is being revised. In addition, the regulations include annual reporting requirements for each pipeline. The following is a listing of the Partnership's principal assets:

Crude Oil Pipelines
-------------------
  Corpus Christi to Three Rivers
  Wasson to Ardmore (both pipelines)
  Ringgold to Wasson
  Dixon to McKee
  Wichita Falls to McKee
  Various other crude oil pipelines

Refined Product Pipelines
-------------------------
  McKee to El Paso
  McKee to Denver  (operated  by Phillips  Pipeline  Company)
  McKee to Colorado Springs to Denver
  McKee to Amarillo (both pipelines) to Abernathy
  Amarillo to Albuquerque
  Three  Rivers to San Antonio
  Three  Rivers to Laredo
  Ardmore to Wynnewood
  Various other refined product pipelines

 Crude Oil Storage Facilities and Refined Product Terminals
 ----------------------------------------------------------
  Corpus Christi crude oil storage  facility
  Ringgold crude oil storage facility
  Wichita Falls crude oil storage  facility
  Southlake  refined  product  terminal
  El Paso  refined  product  terminal
  Amarillo  refined  product  terminal
  Denver refined product terminal
  Colorado Springs refined product terminal
  San Antonio refined product terminal
  Laredo  refined  product  terminal
  Various  other crude oil storage facilities and refined product terminals

                   RIVERWALK LOGISTICS, L.P. AND SUBSIDIARIES
         NOTES TO CONSOLIDATED AND COMBINED BALANCE SHEET - (Continued)

Investment in Affiliate - Skelly-Belvieu Pipeline Company, LLC
--------------------------------------------------------------
Formed in 1993, the Skelly-Belvieu Pipeline Company, LLC (Skelly-Belvieu) owns a natural gas liquids pipeline that begins in Skellytown, Texas and extends to Mont Belvieu, Texas near Houston. Skelly-Belvieu is owned 50% by Valero Logistics Operations and 50% by Phillips Pipeline Company.

Assets Retained by Valero Energy (formerly UDS)
-----------------------------------------------
UDS and its affiliates had retained certain pipeline, terminalling and storage assets as of July 1, 2000 because they were either (a) undergoing construction activities, (b) being evaluated for other developmental opportunities, or (c) inactive. The Partnership had the option to purchase the assets that were undergoing construction activities, which consisted of the Wichita Falls crude oil pipeline and crude oil storage facility, the Southlake refined product terminal and the Ringgold crude oil storage facility. The Southlake refined product terminal and the Ringgold crude oil storage facility were purchased by the Partnership in 2001, and the Wichita Falls crude oil pipeline and crude oil storage facility was purchased by the Partnership on February 1, 2002 (see Note 4: Acquisitions).

NOTE 2: Summary of Significant Accounting Policies

Basis of Presentation: The consolidated and combined balance sheet includes the accounts of Riverwalk Logistics, Valero L.P., Valero Logistics Operations and the Wichita Falls Business. All intercompany balances have been eliminated. The investment in affiliate is accounted for under the equity method. Certain of the crude oil and refined product pipelines and terminals that are jointly owned with other companies are proportionately consolidated in the accompanying balance sheet.

Use of Estimates: The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates. On an ongoing basis, management reviews its estimates, including those related to commitments, contingencies and environmental liabilities, based on currently available information. Changes in facts and circumstances may result in revised estimates.

Cash and Cash Equivalents: All highly liquid investments with an original maturity of three months or less when purchased are considered to be cash equivalents.

Property, Plant and Equipment: Property, plant and equipment is stated at cost. Additions to property, plant and equipment, including maintenance and expansion capital expenditures and capitalized interest, are recorded at cost. Maintenance capital expenditures represent capital expenditures to replace partially or fully depreciated assets to maintain the existing operating capacity of existing assets and extend their useful lives. Expansion capital expenditures represent capital expenditures to expand the operating capacity of existing assets, whether through construction or acquisition. Repair and maintenance expenses associated with existing assets that are minor in nature and do not extend the useful life of existing assets are charged to operating expenses as incurred. Depreciation is provided principally using the straight-line method over the estimated useful lives of the related assets. For certain interstate pipelines, the depreciation rate used is based on FERC requirements and ranges from 1% to 17% of the net asset value. When property, plant and equipment is retired or otherwise disposed of, the difference between the carrying value and the net proceeds is recognized as gain or loss in the statement of income in the year retired.

Goodwill: The excess of cost over the fair value of net assets acquired (goodwill) is being amortized using the straight-line method over 20 years. Effective January 1, 2002, amortization of goodwill ceased and the unamortized balance will be tested annually for impairment. See the discussion of FASB Statement No. 142 below regarding these required accounting changes.

                   RIVERWALK LOGISTICS, L.P. AND SUBSIDIARIES
         NOTES TO CONSOLIDATED AND COMBINED BALANCE SHEET - (Continued)

Impairment: Long-lived assets, including goodwill, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The evaluation of recoverability is performed using undiscounted estimated net cash flows generated by the related asset. If an asset is deemed to be impaired, the amount of impairment is determined as the amount by which the net carrying value exceeds discounted estimated net cash flows. Effective January 1, 2002, impairment accounting requirements will change. See the discussion of FASB Statement No. 144 below regarding the required accounting change.

Environmental Remediation Costs: Environmental remediation costs are expensed and the associated accrual established when site restoration and environmental remediation and cleanup obligations are either known or considered probable and can be reasonably estimated. Accrued liabilities are not discounted to present value and are not reduced by possible recoveries from third parties. Environmental costs include initial site surveys, costs for remediation and restoration, including direct internal costs, and ongoing monitoring costs, as well as fines, damages and other costs, when estimable. Adjustments to initial estimates are recorded, from time to time, to reflect changing circumstances and estimates based upon additional information developed in subsequent periods.

Federal and State Income Taxes: Riverwalk Logistics, Valero L.P. and Valero Logistics Operations are limited partnerships and are not subject to federal or state income taxes. Accordingly, the taxable income or loss of Riverwalk Logistics, Valero L.P. and Valero Logistics Operations, which may vary substantially from income or loss reported for financial reporting purposes, is generally includable in the federal and state income tax returns of the individual partners. For transfers of publicly held units of Valero L.P.
subsequent to its initial public offering, Valero L.P. has made an election permitted by section 754 of the Internal Revenue Code to adjust the common unit purchaser's tax basis in the Partnership's underlying assets to reflect the purchase price of the units. This results in an allocation of taxable income and expense to the purchaser of the common units, including depreciation deductions and gains and losses on sales of assets, based upon the new unitholder's purchase price for the common units.

The Wichita Falls Business was included in UDS' (now Valero Energy's) consolidated federal and state income tax returns. Deferred income taxes were computed based on recognition of future tax expense or benefits, measured by enacted tax rates that were attributable to taxable or deductible temporary differences between financial statement and income tax reporting bases of assets and liabilities. No recognition will be given to federal or state income taxes associated with the Wichita Falls Business for financial statement purposes for periods subsequent to its acquisition by Valero L.P. The deferred income tax liabilities related to the Wichita Falls Business as of February 1, 2002 were retained by Valero Energy and were credited to net parent investment upon the transfer of the Wichita Falls Business to Valero L.P.

Net Parent Investment: The net parent investment as of December 31, 2001 represents the historical cost to Valero Energy, net of deferred income tax liabilities and certain other accrued liabilities, related to the Wichita Falls Business. The Wichita Falls Business is included in Valero L.P. as of December 31, 2001 due to a reorganization of entities under common control resulting from the acquisition of the Wichita Falls Business by Valero L.P. on February 1, 2002. On the February 1 acquisition date, the Partnership paid $64,000,000 to Valero Energy and Valero Energy retained the existing accrued liabilities and deferred income tax liabilities. There are no terms of settlement or interest charges associated with this balance.

The balance was the result of the Wichita Falls Business' participation in UDS' central cash management program, wherein all of the Wichita Falls Business' cash receipts were remitted to UDS and all cash disbursements were funded by UDS. Other transactions included intercompany transportation and storage revenues and related expenses, administrative and support expenses incurred by UDS and allocated to the Wichita Falls Business, and income taxes.

Partners' Equity: Riverwalk Logistics' partnership equity consists of a 0.1% general partner interest and a 99.9% limited partner interest. In accordance with the partnership agreement of Riverwalk Logistics, net income is allocated in proportion to ownership interest. Distributions of available cash are also determined in accordance with the partnership agreement.

Segment Disclosures: The Partnership operates in only one segment, the petroleum pipeline segment of the oil and gas industry.

                   RIVERWALK LOGISTICS, L.P. AND SUBSIDIARIES
         NOTES TO CONSOLIDATED AND COMBINED BALANCE SHEET - (Continued)

Derivative  Instruments:  In June 1998, the Financial Accounting Standards Board
(FASB) issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." In June 1999, the FASB issued Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133." In June 2000, the FASB issued Statement No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," which amends Statement No. 133. Statement No. 133, as amended, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The Partnership adopted Statement No. 133, as amended, effective January 1, 2001 and there was no impact as the Partnership does not hold or trade derivative instruments.

Accounting Pronouncements

FASB Statement No. 141

In June 2001, the FASB issued Statement No. 141, " Business Combinations." Statement No. 141 addresses financial accounting and reporting for business combinations and supersedes APB Opinion No. 16, "Business Combinations," and Statement No. 38, "Accounting for Preacquisition Contingencies of Purchased Enterprises." All business combinations within the scope of Statement No. 141 are to be accounted for using the purchase method. The provisions of Statement No. 141 apply to all business combinations initiated after June 30, 2001 and to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001 or later. The Partnership implemented Statement No. 141 on July 1, 2001; however, the acquisition of the Southlake refined product terminal, the Ringgold crude oil storage facility and the Wichita Falls Business have been accounted for at historical cost because they were acquired from Valero Energy.

FASB Statement No. 142

Also in June 2001,  the FASB  issued  Statement  No.  142,  "Goodwill  and Other
Intangible Assets." Statement No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, "Intangible Assets." Statement No. 142 addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The provisions of Statement No. 142 are required to be applied starting with fiscal years beginning after December 15, 2001. This statement is required to be applied at the beginning of an entity's fiscal year and to be applied to all goodwill and other intangible assets recognized in its financial statements at that date. The statement provides that goodwill and other intangible assets that have indefinite useful lives will not be amortized but instead will be tested at least annually for impairment. Intangible assets that have finite useful lives will continue to be amortized over their useful lives, but such lives will not be limited to 40 years. Impairment losses for goodwill and indefinite-lived intangible assets that arise due to the initial application of Statement No. 142 are to be reported as resulting from a change in accounting principle. The Partnership has reviewed the requirements of Statement No. 142 and the impact of adoption effective January 1, 2002 resulted in the cessation of goodwill amortization beginning January 1, 2002, which amortization approximates $300,000 annually. In addition, the Partnership believes that future reported net income may be more volatile because impairment losses related to goodwill are likely to occur irregularly and in varying amounts.

                   RIVERWALK LOGISTICS, L.P. AND SUBSIDIARIES
         NOTES TO CONSOLIDATED AND COMBINED BALANCE SHEET - (Continued)


FASB Statement No. 143

Also in June 2001, the FASB issued Statement No. 143, "Accounting for Asset Retirement Obligations." This statement establishes standards for accounting for an obligation associated with the retirement of a tangible long-lived asset. An asset retirement obligation should be recognized in the financial statements in the period in which it meets the definition of a liability as defined in FASB Concepts Statement No. 6, "Elements of Financial Statements." The amount of the liability would initially be measured at fair value. Subsequent to initial measurement, an entity would recognize changes in the amount of the liability resulting from (a) the passage of time and (b) revisions to either the timing or amount of estimated cash flows. Statement No. 143 also establishes standards for accounting for the cost associated with an asset retirement obligation. It requires that, upon initial recognition of a liability for an asset retirement obligation, an entity capitalize that cost by recognizing an increase in the carrying amount of the related long-lived asset. The capitalized asset retirement cost would then be allocated to expense using a systematic and rational method. Statement No. 143 will be effective for financial statements issued for fiscal years beginning after June 15, 2002, with earlier application encouraged. The Partnership does not expect that the adoption of this statement will have a material impact on its financial position or results of operations.

FASB Statement No. 144

In August 2001, the FASB issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Statement No. 144 addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of. This statement supersedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," but retains Statement No. 121's fundamental provisions for recognition and measurement of impairment of long-lived assets to be held and used and measurement of long-lived assets to be disposed of by sale. This statement also supersedes APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. Statement No. 144 does not apply to goodwill or other intangible assets, the accounting and reporting of which is addressed in newly issued Statement No. 142, "Goodwill and Other Intangible Assets." The provisions of Statement No. 144 are effective for financial statements for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, with early application encouraged.
There was no impact to the Partnership's financial position or results of operations as a result of adopting this statement effective January 1, 2002.

FASB Statement No. 145

In April 2002, the FASB issued Statement of Financial Accounting Standard No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement:
o rescinds Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt,"
o rescinds Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements,"
o rescinds Statement No. 44, "Accounting for Intangible Assets of Motor Carriers," and
o amends Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions.
This statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The provisions of Statement No. 145 related to the rescission of Statement No. 4 shall be applied in fiscal years beginning after May 15, 2002 and the provisions of this statement related to the Statement No. 13 sale-leaseback inconsistency shall be effective for transactions occurring after May 15, 2002, with early application encouraged. All other provisions of this statement shall be effective for financial statements issued on or after May 15, 2002, with earlier application encouraged. The Partnership does not expect that the adoption of this statement will have a material impact on its financial position or results of operations.

                   RIVERWALK LOGISTICS, L.P. AND SUBSIDIARIES
         NOTES TO CONSOLIDATED AND COMBINED BALANCE SHEET - (Continued)


NOTE 3: Valero L.P.'s Initial Public Offering

On April 16, 2001, Valero L.P. completed its initial public offering of common units, by selling 5,175,000 common units to the public at $24.50 per unit. Total proceeds before offering costs and underwriters' commissions were $126,787,000. After the offering, outstanding equity included 9,599,322 common units, including 4,424,322 held by UDS Logistics, LLC, 9,599,322 subordinated units held by UDS Logistics, LLC and a 2% general partner interest held by Riverwalk Logistics.

Concurrent with the closing of the initial public offering, Valero Logistics Operations borrowed $20,506,000 under its existing revolving credit facility. The net proceeds from the initial public offering and the borrowings under the revolving credit facility were used to repay the debt due to parent, make a distribution to affiliates of Valero Energy for reimbursement of previous capital expenditures incurred with respect to the assets transferred to the Partnership, and for working capital purposes.

A summary of the proceeds received and use of proceeds is as follows (in thousands):

        Proceeds received:
          Sale of common units to the public..............           $ 126,787
          Borrowings under the revolving credit facility..              20,506
                                                                       -------
             Total proceeds...............................             147,293
                                                                       -------

        Use of proceeds:
          Underwriters' commissions.......................               8,875
          Professional fees and other costs...............               6,000
          Debt issuance costs.............................                 436
          Repayment of debt due to parent.................             107,676
          Reimbursement of capital expenditures...........              20,517
                                                                       -------
             Total use of proceeds........................             143,504
                                                                       -------

             Net proceeds remaining.......................           $   3,789
                                                                       =======

NOTE 4: Acquisitions

On July 2, 2001, the Partnership acquired the Southlake refined product terminal located in Dallas, Texas from UDS for $5,600,000, the option purchase price per the Omnibus Agreement. The Partnership paid for the terminal with available cash on hand, a portion of which was borrowed at the time of Valero L.P.'s initial public offering.

On December 1, 2001, the Partnership acquired the crude oil storage facility at Ringgold, Texas from UDS for $5,200,000, the amended option purchase price per the Omnibus Agreement. The Partnership borrowed $5,000,000 under the revolving credit facility to acquire the facility. This crude oil storage facility, which has a capacity of 600,000 barrels, will improve crude oil scheduling and enhance the crude oil supply system for Valero Energy's Ardmore and McKee refineries.

On February 1, 2002, the Partnership acquired the Wichita Falls Business, which includes the Wichita Falls to McKee crude oil pipeline and the Wichita Falls crude oil storage facility, from Valero Energy for $64,000,000. The acquisition was funded with $64,000,000 of borrowings under the revolving credit facility. The pipeline, which runs from Wichita Falls, Texas to Valero Energy's McKee refinery, has a capacity of 110,000 barrels per day and the storage facility has a capacity of 660,000 barrels. The balance sheet of the Wichita Falls Business as of December 31, 2001, which is included in the consolidated and combined balance sheet as of December 31, 2001, includes the following amounts in the respective captions.

                                                                 Wichita Falls
                                                                    Business
                                                               December 31, 2001
                                                               -----------------
     Balance Sheet Caption:                                     (in thousands)
          Property, plant and equipment.....................        $ 64,160
          Accounts payable and accrued liabilities..........             131
          Taxes other than income taxes.....................             251
          Deferred income tax liabilities...................          13,147
          Net parent investment.............................          50,631

                   RIVERWALK LOGISTICS, L.P. AND SUBSIDIARIES
         NOTES TO CONSOLIDATED AND COMBINED BALANCE SHEET - (Continued)

NOTE 5: Property, Plant and Equipment

Property, plant and equipment, at cost, consisted of the following:

                                                     Estimated
                                                       Useful      December 31,
                                                       Lives           2001
                                                       -----           ----
                                                      (years)     (in thousands)

     Land and land improvements....................   0 - 20         $     888
     Buildings.....................................     35               5,392
     Pipeline and equipment........................   3 - 40           427,227
     Rights of way.................................   20 - 35           29,857
     Construction in progress......................      -               7,037
                                                                       -------
       Total                                                           470,401
     Accumulated depreciation and amortization.....                   (121,389)
                                                                       -------
       Property, plant and equipment, net..........                  $ 349,012
                                                                       =======

NOTE 6: Investment in Affiliate

The Partnership owns a 50% interest in Skelly-Belvieu, which is accounted for under the equity method. The following presents summarized unaudited balance sheet information related to Skelly-Belvieu as of December 31, 2001:

                                                                   December 31,
                                                                       2001
                                                                       ----
                                                                  (in thousands)
     Balance Sheet Information:
     Current assets...............................................  $  1,653
     Property, plant and equipment, net...........................    50,195
                                                                      ------
       Total assets...............................................  $ 51,848
                                                                      ======

     Current liabilities..........................................  $    111
     Members' equity..............................................    51,737
                                                                      ------
       Total liabilities and members' equity......................  $ 51,848
                                                                      ======

NOTE 7: Long-term Debt

On December 15, 2000, Valero Logistics Operations entered into a five-year $120,000,000 revolving credit facility. Borrowings under the revolving credit facility bear interest at either an alternative base rate or the LIBOR rate at Valero Logistics Operations' option. The revolving credit facility requires that Valero Logistics Operations maintain certain financial ratios and includes other restrictive covenants, including a prohibition on distributions if any default, as defined in the revolving credit facility, exists or would result from the distribution. Management believes that Valero Logistics Operations is in compliance with all of these ratios and covenants.

In conjunction with the initial public offering of Valero L.P. common units on April 16, 2001, Valero Logistics Operations borrowed $20,506,000 under the revolving credit facility. The net proceeds from the initial public offering and the borrowings under the revolving credit facility were used to repay the debt due to parent, make a distribution to affiliates of UDS for reimbursement of previous capital expenditures incurred with respect to the assets transferred to the Partnership, and for working capital purposes.

                   RIVERWALK LOGISTICS, L.P. AND SUBSIDIARIES
         NOTES TO CONSOLIDATED AND COMBINED BALANCE SHEET - (Continued)

Valero Logistics Operations made repayments under the revolving credit facility in August 2001 of $5,506,000 and in October 2001 of $4,000,000. In November
2001, it borrowed $5,000,000 under the revolving credit facility to fund the purchase of the Ringgold crude oil storage facility on December 1, 2001. The outstanding balance as of December 31, 2001 was $16,000,000. On February 1, 2002, Valero Logistics Opeations borrowed $64,000,000 under the revolving credit facility to fund the acquisition of the Wichita Falls Business (except certain retained liabilities) from Valero Energy.

In May 1994, the Ultramar Diamond Shamrock Logistics Business entered into a financing agreement with the Port of Corpus Christi Authority of Nueces County, Texas (Port Authority of Corpus Christi) for the construction of a crude oil storage facility. The original note totaled $12,000,000 and is due in annual installments of $1,222,000 through December 31, 2015. Interest on the unpaid principal balance accrues at a rate of 8% per annum. In conjunction with the July 1, 2000 transfer of assets and liabilities to Valero Logistics Operations, the $10,818,000 outstanding indebtedness owed to the Port of Corpus Christi Authority was assumed by Valero Logistics Operations. The land on which the crude oil storage facility was constructed is leased from the Port Authority of Corpus Christi (see Note 10: Commitments and Contingencies).

The aggregate long-term debt repayments are due as follows (in thousands):

        2002..................................    $    462
        2003..................................         449
        2004..................................         485
        2005..................................         524
        2006..................................      16,566
        Thereafter............................       7,636
                                                    ------
            Total repayments..................    $ 26,122
                                                    ======

NOTE 8: Debt due to Parent

UDS, through various subsidiaries, constructed or acquired the various crude oil and refined product pipeline, terminalling and storage assets of the Ultramar Diamond Shamrock Logistics Business. Effective June 30, 2000, in conjunction with the initial public offering of common units of Valero L.P., the subsidiaries of UDS which owned the various assets of the Ultramar Diamond Shamrock Logistics Business formalized the terms under which certain intercompany accounts and working capital loans would be settled by executing promissory notes with an aggregate principal balance of $107,676,000. The promissory notes required that the principal be repaid no later than June 30, 2005 and bear interest at a rate of 8% per annum on the unpaid balance. Effective July 1, 2000, the $107,676,000 of debt due to parent was assumed by Valero Logistics Operations.

Concurrent with the closing of Valero L.P.'s initial public offering on April 16, 2001, the Partnership repaid these promissory notes using a portion of the net proceeds from the initial public offering and borrowings under the $120,000,000 revolving credit facility (see Note 3: Valero L.P.'s Initial Public Offering).

NOTE 9: Environmental Matters

The Partnership's operations are subject to environmental laws and regulations adopted by various federal, state and local governmental authorities in the jurisdictions in which it operates. Although the Partnership believes its operations are in general compliance with applicable environmental regulations, risks of additional costs and liabilities are inherent in pipeline, terminalling and storage operations, and there can be no assurance that significant costs and liabilities will not be incurred. Moreover, it is possible that other developments, such as increasingly stringent environmental laws, regulations and enforcement policies thereunder, and claims for damages to property or persons resulting from the operations, could result in substantial costs and liabilities. Accordingly, the Partnership has adopted policies, practices and procedures in the areas of pollution control, product safety, occupational health and the handling, storage, use and disposal of hazardous materials to prevent material environmental or other damage, and to limit the financial liability which could result from such events. However, some risk of environmental or other damage is inherent in pipeline, terminalling and storage operations, as it is with other entities engaged in similar businesses.

                   RIVERWALK LOGISTICS, L.P. AND SUBSIDIARIES
         NOTES TO CONSOLIDATED AND COMBINED BALANCE SHEET - (Continued)

In connection with the transfer of assets and liabilities from the Ultramar Diamond Shamrock Logistics Business to Shamrock Logistics Operations on July 1, 2000, UDS agreed to indemnify Shamrock Logistics Operations for environmental liabilities that arose prior to July 1, 2000. In connection with the initial public offering of Valero L.P., UDS agreed to indemnify Valero L.P. for environmental liabilities that arose prior to April 16, 2001 and are discovered within 10 years after April 16, 2001. Excluded from this indemnification are liabilities that result from a change in environmental law after April 16, 2001. Effective with the acquisition of UDS, Valero Energy has assumed this environmental indemnification. In addition, as an operator or owner of the assets, the Partnership could be held liable for pre-April 16, 2001 environmental damage should Valero Energy be unable to fulfill its obligation. However, the Partnership believes that such a situation is remote given Valero Energy's financial condition.

Environmental exposures are difficult to assess and estimate due to unknown factors such as the magnitude of possible contamination, the timing and extent of remediation, the determination of the Partnership's liability in proportion to other parties, improvements in cleanup technologies and the extent to which environmental laws and regulations may change in the future. Although environmental costs may have a significant impact on results of operations for any single period, the Partnership believes that such costs will not have a material adverse effect on its financial position. As of December 31, 2001, the Partnership has not incurred any environmental liabilities which were not covered by the environmental indemnification.

In conjunction with the sale of the Wichita Falls Business to Valero L.P., Valero Energy has agreed to indemnify Valero L.P. for any environmental liabilities that arose prior to February 1, 2002 and are discovered by April 15, 2011. As of December 31, 2001, the Wichita Falls Business had not incurred any environmental liability, thus there is no accrual as of December 31, 2001.

NOTE 10: Commitments and Contingencies

In May 1994, the Ultramar Diamond Shamrock Logistics Business entered into several agreements with the Port Authority of Corpus Christi including a crude oil dock user agreement, a land lease agreement and a note agreement. The crude oil dock user agreement allows the Partnership to operate and manage a crude oil dock in Corpus Christi for a five-year period beginning August 1, 1994 and the agreement has automatically been renewed annually since August, 1999. The Partnership shares use of the crude oil dock with two other users and operating costs are split evenly among the three users. The crude oil dock user agreement requires that the Partnership collect wharfage fees, based on the quantity of barrels off loaded from each vessel, and dockage fees, based on vessels berthing at the dock. These fees are remitted to the Port Authority of Corpus Christi monthly. The wharfage and one-half of the dockage fees that the Partnership pays for its use of the crude oil dock reduces the annual amount it owes to the Port Authority of Corpus Christi under the note agreement discussed in Note 7:
Long-term Debt.

Effective April 1988, the Ultramar Diamond Shamrock Logistics Business, along with five other users, entered into a refined product dock user agreement with the Port Authority of Corpus Christi to use a refined product dock for a two-year period, and the agreement has automatically been renewed annually since April, 1990. The Partnership also operates the refined product dock and operating costs are split between the Partnership and one other user. The Partnership is responsible for collecting and remitting the refined product wharfage and dockage fees to the Port Authority of Corpus Christi.

The crude oil and the refined product docks provide Valero Energy's Three Rivers refinery access to marine facilities to receive crude oil and deliver refined products. For the year ended December 31, 2001, the Three Rivers refinery received 92% of its crude oil requirements from crude oil received at the crude oil dock. Also, for the year ended December 31, 2001, 6% of the refined products produced at the Three Rivers refinery were transported via pipeline to the Corpus Christi refined product dock.

                   RIVERWALK LOGISTICS, L.P. AND SUBSIDIARIES
         NOTES TO CONSOLIDATED AND COMBINED BALANCE SHEET - (Continued)

The Partnership has the following land leases related to refined product terminals and crude oil storage facilities:
o Corpus Christi crude oil storage facility: a 20-year noncancellable operating lease on 31.35 acres of land through 2014, at which time the lease is renewable every five years, for a total of 20 renewable years.
o Corpus Christi refined product terminal: a 5-year noncancellable operating lease on 5.21 acres of land through 2006, and a 5-year noncancellable operating lease on 8.42 acres of land through 2002, at which time the agreements are renewable for at least three five-year periods.
o Harlingen refined product terminal: a 13-year noncancellable operating lease on 5.88 acres of land through 2008, and a 30-year noncancellable operating lease on 9.04 acres of land through 2008.
o Colorado Springs airport terminal: a 50-year noncancellable operating lease on 46.26 acres of land through 2043, at which time the lease is renewable for another 50-year period.

The above land leases require monthly payments totaling $18,000 and are adjustable every five years based on changes in the Consumer Price Index. In addition, the Partnership leases certain equipment and vehicles under operating lease agreements expiring through 2002.

Future minimum rental payments applicable to noncancellable operating leases as of December 31, 2001, are as follows (in thousands):

        2002..........................................      $   205
        2003..........................................          188
        2004..........................................          188
        2005..........................................          188
        2006..........................................          174
        Thereafter....................................        1,586
                                                              -----
            Future minimum lease payments.............      $ 2,529
                                                              =====

The Partnership is involved in various lawsuits, claims and regulatory proceedings incidental to its business. In the opinion of management, the outcome of such matters will not have a material adverse effect on the Partnership's financial position or results of operations.

NOTE 11: Income Taxes

As discussed in "Note 2: Summary of Significant Accounting Policies," Riverwalk Logistics, Valero L.P. and Valero Logistics Operations are limited partnerships and are not subject to federal or state income taxes. However, the Wichita Falls Business was subject to federal and state income taxes prior to its acquisition on February 1, 2002. The deferred income tax liabilities included in the consolidated and combined balance sheet relate only to the Wichita Falls Business and were calculated as if the Wichita Falls Business filed separate federal and state income tax returns.

Deferred income taxes arise from temporary differences between the income tax bases of assets and liabilities and their reported amounts in the financial statements. The net deferred income tax liabilities of $13,147,000 as of December 31, 2001 consisted of the excess of book basis over tax basis of the property, plant and equipment related to the Wichita Falls to McKee crude oil pipeline and Wichita Falls crude oil storage facility.

NOTE 12: Financial Instruments and Concentration of Credit Risk

The estimated fair value of the Partnership's fixed rate debt as of December 31, 2001 was $11,240,000 as compared to the carrying value of $10,122,000. The fair value was estimated using discounted cash flow analysis, based on the Partnership's current incremental borrowing rates for similar types of borrowing arrangements. Valero Logistics Operations has not utilized derivative financial instruments related to these borrowings. Interest rates on borrowings under the revolving credit facility float with market rates and thus the carrying amount approximates fair value.

                   RIVERWALK LOGISTICS, L.P. AND SUBSIDIARIES
         NOTES TO CONSOLIDATED AND COMBINED BALANCE SHEET - (Continued)

Substantially all of the Partnership's revenues are derived from Valero Energy and its various subsidiaries. Valero Energy transports crude oil to three of its refineries using the Partnership's various crude oil pipelines and storage
facilities  and  transports   refined  products  to  its  company-owned   retail
operations or wholesale customers using the Partnership's various refined product pipelines and terminals. Valero Energy and its subsidiaries are investment grade customers; therefore, the Partnership does not believe that the trade receivables from Valero Energy represent a significant credit risk. However, the concentration of business with Valero Energy, which is a large refining and retail marketing company, has the potential to impact the Partnership's overall exposure, both positively and negatively, to changes in the refining and marketing industry.

NOTE 13: Related Party Transactions

The Partnership has related party transactions with Valero Energy for pipeline tariff and terminalling fee revenues, certain employee costs, insurance costs, administrative costs and interest expense on debt due to parent for the period from July 1, 2000 to April 15, 2001. The receivable from parent as of December 31, 2001 represents the net amount due from Valero Energy for these related party transactions and the net cash collected under Valero Energy's centralized cash management program on the Partnership's behalf.

Services Agreement

Effective  July  1,  2000,  UDS  entered  into a  Services  Agreement  with  the
Partnership, whereby UDS agreed to provide the corporate functions of legal, accounting, treasury, information technology and other services for an annual fee of $5,200,000 for a period of eight years. The $5,200,000 is adjustable annually based on the Consumer Price Index published by the U.S. Department of Labor, and may also be adjusted to take into account additional service levels necessitated by the acquisition or construction of additional assets. Management believes that the $5,200,000 is a reasonable approximation of the general and administrative costs related to the pipeline, terminalling and storage operations. This annual fee is in addition to the incremental general and administrative costs to be incurred from third parties as a result of Valero L.P. being a publicly held entity.

The Services Agreement also requires that the Partnership reimburse UDS for various recurring costs of employees who work exclusively within the pipeline, terminalling and storage operations and for certain other costs incurred by UDS relating solely to the Partnership. These employee costs include salary, wages and benefit costs. Concurrent with the acquisition of UDS by Valero Energy, Valero Energy became the obligor under the Services Agreement.

Prior to July 1, 2000, UDS allocated approximately 5% of its general and administrative expenses incurred in the United States to its pipeline, terminalling and storage operations to cover costs of centralized corporate functions and other corporate services. A portion of the allocated general and administrative costs is passed on to partners, which jointly own certain pipelines and terminals with the Partnership.

Pipelines and Terminals Usage Agreement

On April 16, 2001, UDS entered into a Pipelines and Terminals Usage Agreement with the Partnership, whereby UDS agreed to use the Partnership's pipelines to transport at least 75% of the crude oil shipped to and at least 75% of the refined products shipped from the McKee, Three Rivers and Ardmore refineries and to use the Partnership's refined product terminals for terminalling services for at least 50% of all refined products shipped from these refineries until at least April, 2008. For the year ended December 31, 2001, UDS used the Partnership's pipelines to transport 78% of its crude oil shipped to and 80% of the refined products shipped from the McKee, Three Rivers and Ardmore refineries and UDS used the Partnership's terminalling services for 60% of all refined products shipped from these refineries. Valero Energy also assumed the obligation under the Pipelines and Terminals Usage Agreement in conjunction with the acquisition of UDS by Valero Energy.

If market conditions change with respect to the transportation of crude oil or refined products or to the end markets in which Valero Energy sells refined products, in a material manner such that Valero Energy would suffer a material adverse effect if it were to continue to use the Partnership's pipelines and terminals at the required levels, Valero Energy's obligation to the Partnership will be suspended during the period of the change in market conditions to the extent required to avoid the material adverse effect.

                   RIVERWALK LOGISTICS, L.P. AND SUBSIDIARIES
         NOTES TO CONSOLIDATED AND COMBINED BALANCE SHEET - (Continued)

NOTE 14: Employee Benefit Plans

The employees who work in Valero Logistics Operations are included in the various employee benefit plans of Valero Energy. These plans include qualified, non-contributory defined benefit retirement plans, defined contribution 401(k) plans, employee and retiree medical, dental and life insurance plans, long-term incentive plans (i.e, stock options and bonuses) and other such benefits.

NOTE 15: Restricted Units

Valero GP, LLC, the general partner of Riverwalk Logistics, adopted a long-term incentive plan under which restricted units of Valero L.P. and distribution equivalent rights (DERs) may be awarded to certain key employees and non-employees. In July 2001, Valero GP, LLC granted 205 restricted units of Valero L.P. and DERs to each of its two outside directors. The restricted units of Valero L.P. were to vest at the end of a three-year period and be paid in cash. The DERs were to accumulate equivalent distributions that other common unitholders receive over the vesting period.

NOTE 16: Allocations of Net Income and Cash Distributions

Valero L.P.'s partnership agreement, as amended, sets forth the calculation to be used to determine the amount and priority of cash distributions that the common unitholders, subordinated unitholders and general partner will receive. The partnership agreement also contains provisions for the allocation of net income and loss to the unitholders and the general partner. For purposes of maintaining partner capital accounts, the partnership agreement specifies that items of income and loss shall be allocated among the partners in accordance with their respective percentage interests. Normal allocations according to percentage interests are done after giving effect, if any, to priority income allocations in an amount equal to incentive cash distributions allocated 100% to the general partner.

The outstanding subordinated units of Valero L.P. are held by UDS Logistics, LLC, the limited partner of Riverwalk Logistics, and there is no established public market for their trading. During the subordination period, the holders of Valero L.P.'s common units are entitled to receive each quarter a minimum quarterly distribution of $0.60 per unit ($2.40 annualized) prior to any distribution of available cash to holders of the subordinated units. The subordination period is defined generally as the period that will end on the first day of any quarter beginning after December 31, 2005 if (1) Valero L.P. has distributed at least the minimum quarterly distribution on all outstanding units with respect to each of the immediately preceding three consecutive, non-overlapping four-quarter periods and (2) the adjusted operating surplus, as defined in Valero L.P.'s partnership agreement, during such periods equals or exceeds the amount that would have been sufficient to enable Valero L.P. to distribute the minimum quarterly distribution on all outstanding units on a fully diluted basis and the related distribution on the 2% general partner interest during those periods.

In addition, all of the subordinated units of Valero L.P. may convert to common units of Valero L.P. on a one-for-one basis on the first day following the record date for distributions for the quarter ending December 31, 2005, if Valero L.P. meets the tests set forth in its partnership agreement. If the subordination period ends, the rights of the holders of subordinated units will no longer be subordinated to the rights of the holders of common units and the subordinated units may be converted into common units of Valero L.P.

During the subordination period, Valero L.P.'s cash is distributed first 98% to the holders of common units and 2% to the general partner until there has been distributed to the holders of common units an amount equal to the minimum quarterly distribution and arrearages in the payment of the minimum quarterly distribution on the common units for any prior quarter. Any additional cash is distributed 98% to the holders of subordinated units and 2% to the general partner until there has been distributed to the holders of subordinated units an amount equal to the minimum quarterly distribution.

                   RIVERWALK LOGISTICS, L.P. AND SUBSIDIARIES
         NOTES TO CONSOLIDATED AND COMBINED BALANCE SHEET - (Continued)

Riverwalk Logistics, as general partner of Valero L.P., is entitled to incentive distributions if the amount distributed with respect to any quarter exceeds specified target levels shown below:

                                                    Percentage of Distribution
                                                    --------------------------
                                                   Valero L.P.        Riverwalk
    Quarterly Distribution Amount per Unit         Unitholders        Logistics
    --------------------------------------         -----------        ---------

    Up to $0.60                                        98%                 2%
    Above $0.60 up to $0.66                            90%                10%
    Above $0.66 up to $0.90                            75%                25%
    Above $0.90                                        50%                50%


The quarterly cash distributions of Valero L.P. applicable to 2001 were as follows:

                                                                      Amount
      Year 2001         Record Date             Payment Date         Per Unit
      ---------         -----------             ------------         --------

     4th Quarter      February 1, 2002       February 14, 2002        $ 0.60
     3rd Quarter      November 1, 2001       November 14, 2001          0.60
     2nd Quarter       August 1, 2001         August 14, 2001           0.50


NOTE 17: Subsequent Events

Issuance of Restricted Units

As a part of Valero L.P.'s initial public offering, unitholders approved the issuance of 250,000 common units under a long-term incentive plan. On January 21, 2002, Valero GP, LLC granted 55,250 restricted units of Valero L.P. to key employees and three outside directors. At the end of each year of the three-year vesting period, the grantees are entitled to receive for one third of the restricted units issued, a common unit of Valero L.P. or its fair market value in cash. The grantees of these restricted units will also receive distributions over the vesting period.

Quarterly Distribution

On April 19, 2002, Valero L.P. declared a quarterly distribution of $0.65 per unit payable on May 15, 2002 to unitholders of record on May 1, 2002. This distribution, related to the first quarter of 2002, totaled $12,858,000, of which $1,070,000 was an incentive distribution. Riverwalk Logistics' share of the total distribution was $343,000, of which $107,000 was an incentive distribution.

Restructuring of Valero Logistics Operations Ownership Interests

On May 30, 2002, Valero L.P. formed a wholly owned Delaware corporation, Valero GP, Inc. (GP, Inc.). Valero L.P. contributed a 0.01% limited partner interest in Valero Logistics Operations to GP, Inc. as a capital contribution. Valero Logistics Operations' partnership agreement was then amended to convert GP, Inc.'s limited partner interest in Valero Logistics Operations into a general partner interest and to convert the existing 1.0101% general partner interest in Valero Logistics Operations (held by Riverwalk Logistics) into a limited partner interest. Riverwalk Logistics then contributed its 1.0101% limited partner interest in Valero Logistics Operations to Valero L.P. in exchange for an additional 1.0% general partner interest in Valero L.P.

                   RIVERWALK LOGISTICS, L.P. AND SUBSIDIARIES
         NOTES TO CONSOLIDATED AND COMBINED BALANCE SHEET - (Continued)

The resulting structure is as follows. Riverwalk Logistics serves as the general partner of Valero L.P. with a 2% general partner interest. GP, Inc. serves as the general partner of Valero Logistics Operations with a 0.01% general partner interest and Valero L.P. is the limited partner of Valero Logistics Operations with a 99.99% limited partner interest. There was no financial statement impact related to this restructuring as all amounts were recorded at historical cost.

                                                                    EXHIBIT 99.2


              REQUIRED LETTER TO SECURITIES AND EXCHANGE COMMISSION
                             UNDER TEMPORARY NOTE 3T


June 12, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20001


Ladies and Gentlemen:

This letter is furnished pursuant to your March 18, 2002 release and procedures relating to companies using Arthur Andersen LLP as their independent auditors.

Arthur Andersen LLP audited the consolidated and combined financial statement of Riverwalk Logistics, L.P. and subsidiaries included in this Form 8-K filed substantially contemporaneously with this letter. In connection therewith, Arthur Andersen LLP represented to us that its audit was subject to its quality control system for its U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, and that there was appropriate continuity of Arthur Andersen LLP personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Arthur Andersen LLP was not relevant to the audit.

Sincerely,
Valero L.P.
 By: Riverwalk Logistics, L.P., its General Partner
  By: Valero GP, LLC, its General Partner

/s/ John H. Krueger, Jr.
-----------------------------------
John H. Krueger, Jr.
Senior Vice President and Controller